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     [HENRY COMPANY LETTERHEAD]




To:  Paul H. Beemer

From:     Jeffrey A. Wahba

Date:     August 26, 1998

Re:  Extension of Consulting Agreement



This letter is to confirm the agreement reached by the Henry Company Executive Committee and yourself regarding the extension of your consulting agreement.

The consulting agreement dated November 24, 1993 and amended June 1, 1995 expired on December 31, 1996. Subsequently, the parties agreed to extend this agreement by one year with expiration on December 31, 1997. The parties have now agreed to extend this agreement until June 30, 1999. All other terms and conditions of the Agreement remain the same.

Could you please sign below where indicated, acknowledging your agreement to this extension. Upon signing please return this letter to me, while retaining a copy for your files.



Acknowledgment to the agreement above:            Date:


 /s/ Paul H. Beemer                               8/27/98
------------------------------
Paul H. Beemer


cc:  Richard B. Gordinier
     Warner W. Henry